UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

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SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of the common stock of Sustainable Environmental Technologies Corporation (“Company” or “SET”), that on September 16, 2011 our stockholders holding a majority of our voting shares have executed an Action by Written Consent of Shareholders approving the following actions:

1. To elect the following three (3) directors to hold office for a one year term and until each of their successors are elected and qualified:

Keith Morlock
Bob Glaser
Steve Ritchie

2. To ratify the appointment of dbbMcKennon as our Independent Registered Public Accounting Firm for fiscal year ended March 31, 2012.

The Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The accompanying information statement (this “Information Statement”), which describes the actions taken in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the California Corporations Code, our Amended and Restated Articles of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our common stock is sufficient to approve the actions taken. Each share of our common stock is entitled to one vote in connection with the matters described above.

We are mailing the Information Statement on approximately September 19, 2011 to stockholders of record of the Company at the close of business on September 16, 2011 (the “Record Date”).  Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the actions taken by consent will not be effected until at least twenty (20) calendar days following the mailing of the accompanying Information Statement to our stockholders or on or about September 19, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors,

/s/ Bob Glaser
Bob Glaser
Chief Executive Officer

Upland, California
September 19, 2011

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
2377 W. Foothill Blvd., Suite #18
Upland, CA 91786

INFORMATION STATEMENT

September 19, 2011

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION, a California corporation (“Company”), is sending you this Information Statement and the accompanying Notice of Shareholder Action Taken by Written Consent solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) have previously executed a Written Consent of Shareholders approving the 1) election of the following three (3) directors to hold office for a one year term and until each of their successors are elected and qualified: Keith Morlock, Bob Glaser, and Steve Ritchie;  and 2) ratification of the appointment of dbbMcKennon as our Independent Registered Public Accounting Firm.

No vote or other action is requested or required on your part.

Record Date and Outstanding Shares

As of the Record Date, the Company’s issued and outstanding capital stock consisted of approximately 219,449,436 shares of common stock, par value $0.001 per share (the “Common Stock”).

Consenting Stockholders

The California Corporations Code provides that any action required to be taken at an annual or a special meeting of the stockholders of a California corporation may be taken by written consent in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power as determined on the record date.

Holders of our Common Stock (“Consenting Stockholders”) executed the Written Consent of Shareholders representing over 51% of our Common Stock on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SHAREHOLDER PROPOSALS

Shareholders may present proper proposals for inclusion in the Company’s information statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner.  In order to be considered for inclusion for the 2012 Annual Meeting, shareholder proposals must be received by the Company no later than April 25, 2012.

ACTIONS TAKEN

ITEM 1.                            ELECTION OF DIRECTORS

As of March 31, 2011, the Company's Board of Directors consisted of five (5) directors. On September 16, 201, the Consenting Stockholders approved the re-election of three (3) of these directors, Mr. Bob Glaser, Mr. Keith Morlock and Mr. Steve Ritchie, to serve as directors of the Company to serve for a one year term or until his successor is duly qualified or elected.  The appointment will be effected on or after 20 days from the date this Information Statement is mailed to stockholders.

NOMINEES FOR ELECTION AS DIRECTORS

Below is information concerning the nominees for Director stating, among other things, their names, ages, positions, and offices held, and descriptions of their business experience.  The background, experiences, and strengths of each nominee contributes to the diversity of SET’s Board.  The ages of the Directors shown below are as of March 31, 2011.

STEVE RITCHIE, 67, Director since 2005.
Mr. Ritchie is a retired Brig. Gen. USA. Gen. Ritchie became an advisory board member to the Company in August 2005 and subsequently became a Director in October 2005. Prior to joining SET in these positions, Mr. Ritchie had a career in the US Air Force, culminating with the rank of Brigadier General.

KEITH MORLOCK, 36, Director since 2009.
Mr. Morlock is our Corporate Secretary and the Manager of our subsidiary ProWater LLC, an entity that owns and operates a wastewater disposal injection well in Utah. From April 2008 to December 2010, Mr. Morlock served as SET Corp’s VP of Business Development.  From December 2006 to April 2008, Mr. Morlock served as a consultant to a subsidiary of SET Corp. Mr. Morlock has extensive history in GMP, writing SOP’s and over 14 years of dealing with regulatory agencies including the EPA and the FDA. Much of this background was achieved while he managed several large manufacturing companies. This included overseeing water treatment design as it is critical in pharmaceutical manufacturing. In addition his expertise includes researching, analyzing, and monitoring financial, technological, and demographic factors to capitalize on market opportunities and minimize competitive activity. He has developed and executed comprehensive operation and marketing plans, both short and long range, to support the sales and revenue objectives of the organization.

BOB GLASER, 57, Director since 2008.
Mr. Glaser is our Chief Executive Officer and is responsible for overseeing all quarterly and yearly budgets, assuring corporate compliance with local, state and federal agencies, management of corporate staff and consultants, upholding the company image, achieving sustained growth and managing day to day operations. Prior to this role, Mr. Glaser was our Vice President of Operations.

Mr. Glaser served over 25 years as President of an American based manufacturing company. Utilizing Six Sigma and Lean Manufacturing disciplines he has received numerous awards for excellence from customers such as DEP Corp and Alberto Culver in addition to accolades for quality and innovation in managing mega projects for Coca-Cola, Disney and Burger King. Mr. Glaser has an extensive background in engineering and has been recognized for achievements in strategic management, while receiving 3 President Awards and ranking in the top 5% of industry CEO’s. His expertise includes electrical and mechanical design, engineering, and machinery building from inception to completion. He has managed work forces of up to 350 people and was known as an industry Guru. Achieving the impossible was the norm. His skills include machinery design, managing large workforces; detail oriented planning, forecasting, and creating short and long term company goals. From 2004-2008 he ran Glaser Corp which did consulting for the container and packaging industry.

Director Qualifications

When recommending a person for new or continued membership on the Board, the Board considers each director’s individual qualifications in light of the overall mix of all of the directors’ attributes and the Company’s current and future needs. In its assessment of each nominee, the Board considers each director’s integrity, experience, reputation and independence. The Board considers each director’s ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company and whether each director attends at least 75% of the aggregate of the total number of meetings held by the Board.

The Board considers current and previous leadership positions because it believes it will better enable a director to oversee management and ultimately better serve the Company’s shareholders. Knowledge of the Company’s business and the wastewater industry is an important quality for directors. Because the Company’s business also requires continuous compliance with regulatory requirements and agencies, it is imperative for some directors to have legal or governmental expertise. If a person has served or currently serves in the public arena, integrity and reputation is also a matter of public record for the Company and its shareholders to rely upon. In light of its being public (including conducting business in different currencies), the Company must also have a high level of financial literacy and experience represented on its Board.

ITEM 2.                            RATIFICATION OF BOARD OF DIRECTORS' SELECTION OF dbbMCKENNON AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED MARCH 31, 2010

The Board of Directors has appointed the firm of dbbMcKennon as the independent auditor to audit the account of the Company and its subsidiary for the year ended March 31, 2012.

On September 16, 2011, the Consenting Stockholders ratified the appointment of dbbMcKennon.

Detail of fees paid to dbbMcKennon:

a. Audit Fees:  Aggregate fees billed for professional services rendered for the audit of our annual financial statements for the periods ended March 31, 2011 and 2010, were approximately $35,770 and $25,000 respectively.

b. Audit-Related Fees:  There were no fees billed for audit-related services for the periods ended March 31, 2011 and 2010.

c. Tax Fees.  Fees billed for tax services were $0 and $3,000 for the periods ended March 31, 2011 and 2010, respectively.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Company’s Board of Directors who acts as the Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent accounting firms. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

CORPORATE GOVERNANCE

FAMILY RELATIONSHIPS

There are no family relationships among the individuals comprising our board of directors, management and other key personnel, except that Bob Glaser, the Company’s Chief Executive Officer and Director, and Cynthia Glaser, the current Chief Financial Officer are married.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, the Company, for the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16 of the Securities Exchange Act of 1934 requires SET Corp’s executive officers, directors and persons who own more than 10% of a registered class of SET Corp equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, SET Corp believes that during the last fiscal year, except for the following, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements:

           ●           Steve Ritchie filed late one report for two transactions
           ●           Keith Morlock filed late two reports for four transactions
           ●           Bob Glaser filed late two reports for four transactions
           ●           Cynthia Glaser filed late one report for one transaction
           ●           Grant King failed to file five reports for eight transactions
           ●           Wallie Ivison failed to file one report for one transaction
           ●           Horst Geicke failed to file two reports for three transactions

DIRECTOR INDEPENDENCE

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange LLC, or the AMEX.  The board of directors also will consult with counsel to ensure that the board of director’s determinations is consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.  The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently our director Steve Ritchie satisfies the “independent director” requirements of the AMEX, however we do not meet its requirement which requires that a majority of a company’s directors be independent.

Nominating and Compensation Committees

The Board of Directors does not have a standing nominating committee, compensation committee or any committees performing similar functions. As of March 31, 2011, there were only five Directors serving on the Board, therefore it is the view of the Board that all Directors should participate in the process for the nomination and review of potential Director candidates and for the review of the Company's executive pay practices. It is the view of the Board that the participation of all Directors in the duties of nominating and compensation committees ensures not only as comprehensive as possible a review of Director candidates and executive compensation, but also that the views of independent, employee, and shareholder Directors are considered.

The Board does not have any formal policy regarding the consideration of director candidates recommended by shareholders; any recommendation would be considered on an individual basis. The Board believes this is appropriate due to the lack of such recommendations made in the past, and its ability to consider the establishment of such a policy in the event of an increase of such recommendations. The Board welcomes properly submitted recommendations from shareholders and would evaluate shareholder nominees in the same manner that it evaluates a candidate recommended by other means. Shareholders may submit candidate recommendations by mail to SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION: 2377 W Foothill, Suite 18, Upland, CA 92817. With respect to the evaluation of director nominee candidates, the Board has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Board considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the Board generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in facing issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. With respect to the identification of nominee candidates, the Board has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation.

Board Meetings and Annual Meeting Attendance

The Board of Directors acted 13 times by unanimous written consent in lieu of a meeting during the fiscal year ended March 31, 2011.

The Company held an Annual Shareholder Meeting for the fiscal year ended March 31, 2010 on April 5, 2011. All directors, except for Mr. Steve Ritchie, attended this meeting.

Audit Committee

The Company's currently does not have an Audit Committee and the Board of Directors serves this function. We believe this is appropriate and cost efficient for a company of our size.

CODE OF ETHICS

The Company has adopted a code of ethics that is applicable to our directors and officers. Our code of ethics is posted on our website and can be accessed at WWW.SETCORP.COM.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation of our Executive Officers for the fiscal year ending on March 31, 2011 and for the period from October 1, 2009 (Inception) to March 31, 2010.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert Glaser	2010	-		-	-		-		-	-	-	-
CEO and Director	2011	119,780		7,200	22,500	(4)	25,000	(2)	-	-	-	206,612

Cynthia Glaser	2010	-		-	-		-		-	-	-	-
Principal Financial Officer	2011	77,527		4,560	6,750	(4)	-		-	-	-	88,837

Keith Morlock	2010	36,006		-	-		-	(2)	-	-	-	36,006
Manager of Pro Water	2011	137,934		7,200	22,500	(4)	25,000		-	-	-	224,766

Grant King	2010		-	-	-		-		-	-	-	-
Former CEO and Director (1)	2011	-		-	113,500	(5)	32,132		-	-	-	145,632
____________________
(1)	Mr. King resigned as Chief Executive Officer of the Company on August 25, 2010, and did not stand for re-election as Director of the Company on April 5, 2011.
(2)	Options relating to Director Compensation for Mr. Glaser and Mr. Morlock are disclosed on Director Compensation Table.
(3)	See Note 2 to the consolidated financial statements for assumptions used in valuing stock compensation.
(4)	Discretionary performance-based stock bonuses for the fiscal year ended March 31, 2011
(5)	Mr. King elected to receive his salary in stock in lieu of cash.

Narrative Disclosure to Summary Compensation Table

Material Employment Terms for Bob Glaser and Keith Morlock

Pursuant to employment agreements adopted on November 1, 2010, as amended on April 7, 2011, Bob Glaser, our CEO, and Keith Morlock, Manager of Pro Water LLC and our Corporate Secretary, earn: (1) annual base salaries of $144,000, (2) have the opportunity for base salary increases, annual cash and stock option bonuses based on Company performance metrics; (3) certain expense reimbursement; and (4) certain executive benefits.

If either Mr. Glaser or Mr. Morlock are terminated without cause, as defined in the agreements, such officer shall be entitled to a payment of 8 months of the current base salary and will receive acceleration of vesting of outstanding stock options issued pursuant to the agreements.

Material Employment Terms for Cynthia Glaser

Pursuant to an employment agreement adopted on November 1, 2010, Cynthia Glaser, our CFO, earns: (1) an annual base salary of $76,000, (2) has the opportunity for base salary increases, annual cash and stock option bonuses based on Company performance metrics; (3) certain expense reimbursement, and (4) certain executive benefits.

If Mrs. Glaser is terminated without cause, as defined in her agreement, she shall be entitled to a payment of 6 months of her current base salary and will receive acceleration of vesting of outstanding stock options issued pursuant to the agreement.

DIRECTOR COMPENSATION

The following table sets forth the compensation of our directors for the fiscal year ending on March 31, 2011 and for the period from October 1, 2009 (Inception) to March 31, 2010, respectively (if not addressed in the Executive Officer Compensation table above).

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steve Ritchie	2010	-	-	-	-	-	-	-
	2011	-	-	32,132	-	-	-	32,132

Bill Ball	2010	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-

Walter Ivision	2010	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-

Robert Glaser	2010	-	-	-	-	-	-	-
	2011	-	-	27,132	-	-	-	57,132

Keith Morlock	2010	-	-	-	-	-	-	-
	2011	-	-	27,132	-	-	-	57,132
____________________
(1) See Note 2 to the consolidated financial statements of our Annual Report on Form 10-K as filed on June 29, 2011 with the SEC for assumptions used in valuing stock compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Glaser	804,658	295,342		$0.0025	7/7/2013
		500,000		$0.05	3/31/2021

Keith Morlock	804,658	295,342		$0.025	7/7/2013
		500,000		$0.05	3/31/2021

Grant King	300,000			$0.06	various dates thru 2014
	804,658	295,342		$0.025	7/7/2013

Steve Ritchie	804,658	295,342		$0.025	7/7/2013

Cynthia Glaser		125,000		$0.05	3/31/2021

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended March 31, 2011 and period from October 1, 2009 (Inception) to March 31, 2010, the Company had the following related party transactions:

Horst Geicke

Convertible Notes Payable to Horst Geicke and Related Entities

On the Effective Date, the Company assumed various convertible note agreements with an accredited investor and shareholder for proceeds totaling $775,000 and accrued interest of $50,000.   In addition at the Effective Date, a discount on the convertible debt remained of $381,459. On July 7, 2010, the holder converted the note and accrued interest into 31,000,000 shares of the Company’s common stock. Upon conversion the Company, recorded the remaining discount to interest expense. In addition, all accrued interest of $50,000, was forgiven, and treated as a capital contribution due to the related party nature of the transaction as such recorded to additional paid in capital.

Convertible Note Payable to Metropolitan Real Estate LLC

As discussed in Note 1, on July 7, 2010, the Company entered into an agreement to acquire Pro Water. In connection with the acquisition, the member of Pro Water received a $2.0 million secured convertible promissory note payable over the period of one year from the closing date, incurring interest at 5% annually and a conversion feature at the option of the holder into shares of the Company’s common stock at a price of $0.10 per share.  The note is secured by all the assets of Pro Water.  No beneficial conversion feature was recorded in connection with the note as the conversion price represented the closing price of the Company’s common stock on the date of the agreement. In addition, the Company recorded the $2,000,000 convertible note as a reduction to additional paid-in capital as it was deemed to be a return of capital initially contributed to Pro Water by the member.

On July 12, 2010, the terms of the acquisition were amended whereby the conversion rate of the $2,000,000 related secured convertible promissory note, which previously all converted at $0.10 at the option of the holder, such amended to so that $1,600,000 of the note may be converted at $0.20 per share and $400,000 may be converted at $0.025 per share.  The convertible note is due based on the following: $100,000 paid on or before September 30, 2010, $200,000 paid on or before December 31, 2010, $200,000 paid on or before March 31, 2011 and the remaining amount of $1,500,000 with unpaid interest on or before June 30, 2011. The $100,000 payment due in September 2010 was paid in October 2010.  On July 12, 2010, since the conversion price of $0.025 related to $400,000 was significantly less than the fair value of the Company’s common stock per the closing market price, a beneficial conversion feature was present. The Company valued the beneficial conversion feature as of the date of the amended agreement in the amount of $696,000, and recorded the maximum discount allowed of $400,000 against the note. The discount is being amortized over the term of the note using the straight line method due to the relatively short maturity of the note. The amortization of the discount was approximately $200,000 during the nine months ended December 31, 2010. As of December 31, 2010, the unamortized discount was approximately $200,000.

On January 14, 2011, the terms of the convertible note were amended. As of the date of the amendment, the unpaid principal amount was $1,880,000. Under the terms of the new agreement, the term of the note was extended to five years and all accrued interest was forgiven. The Company is to make 60 monthly payments of $35,478 commencing January 2011 and concluding December 2015. All other terms, including conversion and interest rates remained the same. The effective interest rate for the year ended March 31, 2011 was 22%. Under ASC 470, Debt, the Company accounted for the change in terms of the debt as an extinguishment of the debt due to the significant change in the repayment period which impacted the expected cash flows in excess of 10%. Thus, the existing discount of $183,333 was removed and a new discount, with a beneficial conversion feature of $400,000 was recorded. Due to Geicke being a significant shareholder, no gain or loss was recorded and the result of the extinguishment was recorded to additional paid in capital. In addition, due to the extension of the payment terms, the Company has reflected $1,453,016 as long term on the accompany consolidated financial statements which represents amounts due in excess of one year per the payment schedule from the March 31, 2011 balance sheet date. In addition, at March 31, 2011, the $382,455 discount which was present at March 31, 2011 on the note was allocated between short and long term based on the expected annual amortization of which $139,196 has been allocated to short term with the remaining $243,259 allocated to long term. The following is the expected amortization for the remaining discount under the effective interest rate method for the years ending March 31: $139,196, $109,318, $77,964, $45,005, and $11,113 in 2012, 2013, 2014, 2015, and 2016, respectively.

Robert Glaser

On the Effective Date, the Company granted 1,100,000 stock options to Robert Glaser with an exercise price of $0.025 per share. The options vest over one year. On January 13, 2011, the Company’s Board of Directors approved the issuance of 500,000 shares of common stock valued at $22,500 to Robert Glaser as discretionary compensation bonuses. Compensation bonuses for stock came from the equity bonus plan. On March 31, 2011 the Company granted 500,000 stock options to Robert Glaser with an exercise price of $0.05 per share according to his employment contract. The options vest over one year.

Cynthia Glaser

On January 13, 2011, the Company’s Board of Directors approved the issuance of 150,000 shares of common stock valued at $6,750 to Cynthia Glaser as discretionary compensation bonuses. Compensation bonuses for stock came from the equity bonus plan. On March 31, 2011 the Company granted 125,000 stock options to Cynthia Glaser with an exercise price of $0.05 per share according to her employment contract. The options vest over one year.

At March 31, 2011, the Company owes an entity controlled by Cynthia and Robert Glaser $24,085 for management services previously provided under a consulting contract. Payments to this entity during the year ended March 31, 2011 were $54,500.

Keith Morlock

On the Effective Date, the Company granted 1,100,000 stock options to Keith Morlock with an exercise price of $0.025 per share. The options vest over one year. On January 13, 2011, the Company’s Board of Directors approved the issuance of 500,000 shares of common stock valued at $22,500 to Keith Morlock as discretionary compensation bonuses. Compensation bonuses for stock came from the equity bonus plan. On March 31, 2011 the Company granted 500,000 stock options to Keith Morlock with an exercise price of $0.05 per share according to his employment contract. The options vest over one year.

At March 31, 2011, the Company owes an entity controlled by Keith Morlock $35,411 for management services previously provided under a consulting contract. Payments to this entity during the year ended March 31, 2011 were $16,500. See Note 14 for disclosures regarding an amendment to Keith Morlock’s employment contract.

Grant King

On July 7, 2010, the Company issued 14,000,000 shares of its common stock to Grant King, the Company’s former Chief Executive Officer and Director in exchange for the conversion of $357,000 of unpaid, accrued and other compensations due to Mr. King. On the Effective Date, the Company granted 1,100,000 stock options to Grant King with an exercise price of $0.025 per share. The options vest over one year.

On January 13, 2011, the Company’s Board of Directors approved the issuance of 300,000 shares of common stock valued at $13,500 to Grant King as discretionary compensation bonuses. Compensation bonuses for stock came from the equity bonus plan.

On December 31, 2010, the Company entered into a twenty-four (24) month consulting agreement with Grant King, former Officer and Director of the Company. Under the agreement, the Company agreed to issue a total of 8,000,000 shares of common stock in 2,000,000 increments every six months, payable at the beginning of each six-month period. On the date of the agreement, the Company valued the 8,000,000 shares at $400,000 based upon the closing market price of the Company’s common stock.  The value of the shares will be expensed over the two year service period. On January 5, 2011, the Company issued the first 2,000,000 shares of common stock pursuant to the consulting agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the current common stock ownership of (i) each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's common based upon approximately 221,449,436 shares outstanding as of March 31, 2011, (ii) each officer and director of the Company individually, and (iii) all officers and directors of the Company as a group. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and/or warrants held by that person that are currently exercisable, as appropriate, or will become exercisable within sixty (60) days of the reporting date are deemed outstanding, even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. The address of each owner is in care of the Company at 2377 W Foothill, Suite 18, Upland, CA 92807.

TITLE OF CLASS	NUMBER OF SHARES	NOTE	PERCENT OF CLASS	NAME OF BENEFICIAL OWNER
Common
Common	94,848,184		34.73%	Horst Geicke
Common	20,187,763		9.15%	Grant King, former CEO and Director
Common	7,336,658	(1)	*	Robert Glaser, CEO and Director
Common	270,548	(1)	*	Cynthia Glaser, Principal Financial Officer
Common	8,404,658	(1)	*	Keith Morlock, Manager of Pro Water and Director
Common	804,658	(1)	*	Steve Ritchie, Director
Common	-	(1)	*	Bill Ball, prior Director
Common	-	(1)	*	Walter Ivision, prior Director
* less than 5%

(1) All officers and directors as a group (6 persons) Amount to approximately 7.9%.

 COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION, 2377 W. Foothill Blvd., Suite #18, Upland, CA 91786, Attention: Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, as filed with the SEC, is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, 2377 W. Foothill Blvd., Suite #18, Upland, CA 91786.

In certain cases, only one Annual Report and Information Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Information Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, at the address indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements, or Information Statements if they are receiving multiple copies of Annual Reports, Proxy Statements, or Information Statements by directing such request to the same mailing address.

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

By Order of the Board of Directors

Bob Glaser
Chief Executive Officer
Upland, California
September 19, 2011